UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

PHARMACYTE BIOTECH, INC.
(Name of Registrant as Specified In Its Charter)

IROQUOIS MASTER FUND LTD.

IROQUOIS CAPITAL MANAGEMENT, LLC

IROQUOIS CAPITAL INVESTMENT GROUP LLC

JNS HOLDINGS GROUP LLC

LEO ABBE

RICHARD ABBE

KIMBERLY PAGE

STEPHEN FRISCIA

CHARLES S. RYAN

JONATHAN L. SCHECHTER

JOSHUA N. SILVERMAN

JUDE C. UZONWANNE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JULY 26, 2022

PHARMACYTE BIOTECH, INC.
_________________________

CONSENT STATEMENT
OF
IROQUOIS MASTER FUND LTD.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the accompanying WHITE consent card are being furnished to you as a stockholder of PharmaCyte Biotech, Inc., a Nevada corporation (“PharmaCyte” or the “Company”), by Iroquois Master Fund Ltd., a Cayman Islands exempted limited company (“Iroquois Master” and, together with its affiliates, “Iroquois,” “we,” “our” or “us”) and the other participants named herein, in connection with our solicitation of written consents, the ultimate effect of which would be to expand the size of the Board of Directors of the Company (the “Board”) by eight (8) members to fifteen (15) directors in total and add our eight (8) highly-qualified nominees to the Board (the “Consent Solicitation”).

As a significant stockholder of the Company, with aggregate ownership of 1,479,769 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), constituting approximately [7.1]% of the outstanding shares together with the other participants in its solicitation, Iroquois believes that the Board must be significantly and immediately reconstituted to ensure that the best interests of the stockholders, the true owners of PharmaCyte, are appropriately represented in the boardroom in light of what we believe are widely held concerns by the Company’s stockholders with the Company’s stock price underperformance, missed operational milestones, flawed financial management and egregious corporate governance and investor communication practices, all of which Iroquois believes a dysfunctional, misaligned and unqualified Board beholden to Kenneth L. Waggoner, the Company’s Chairman of the Board, Chief Executive Officer, President and General Counsel, is the root cause of.

A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We are soliciting written consents from the holders of shares of the Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), in the following order, in lieu of a stockholder meeting, as authorized by Nevada law:

Proposal 1 – Repeal of Article IV, Section 6 of the By-Laws of the Company (the “By-Laws”) to clarify the ability of stockholders of the Company to take any action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted, as set forth in Article IV, Section 7 of the By-Laws (the “By-Law Repeal Proposal”);

Proposal 2 – Repeal of Amendment No. One to the By-Laws that was adopted by the Board on September 19, 2014 and filed with the Securities and Exchange Commission on the Company’s Current Report on Form 8-K as Exhibit 3.1 thereto on September 25, 2014 (the “Amendment Repeal Proposal”);

Proposal 3 – Increase the size of the Board by eight (8) directors to fifteen (15) directors in total pursuant to Article II, Section 3 of the By-Laws (the “Board Size Proposal”);

Proposal 4 – Amend Article II, Section 5 of the By-Laws to provide stockholders exclusive ability to fill vacancies resulting from an increase in the size of the Board by the vote or written consent of the Company’s stockholders or by court order (the “Vacancy Proposal”);

Proposal 5 – Elect Iroquois’ eight nominees: Leo Abbe, Richard Abbe, Stephen Friscia, Kimberly Page, Charles S. Ryan, Jonathan L. Schechter, Joshua N. Silverman and Jude C. Uzonwanne, to serve as directors of the Company (the “Nominees”) (the “Election Proposal”); and

Proposal 6 – Amend Article VIII, Section 2 of the By-Laws to repeal any provision of the By-Laws adopted by the Board in effect at the time this proposal becomes effective that was not included in the By-Laws as of July 1, 2022 and prohibit the Board from further amending the By-Laws prior to the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) (such proposal, the “By-Law Restoration Proposal”).

This Consent Statement and the enclosed WHITE consent card are first being sent or given to the stockholders of PharmaCyte on or about _________ __, 2022.

We are soliciting your consent in favor of the adoption of the By-Law Repeal Proposal, the Amendment Repeal Proposal, the Board Size Proposal, the Vacancy Proposal and the Election Proposal because we are concerned that the Company is intentionally delaying its 2022 Annual Meeting, which it announced on June 7, 2022 would be held on August 25, 2022 but for which it has not since announced a record date, to further entrench the incumbent Board and management team, and because we believe PharmaCyte stockholders will be best served by the election of our highly qualified Nominees to the Board who we believe possess the requisite skillsets, experience, drive, sense of accountability and demonstrated skin in the game needed to turn the Company around. In addition, we are also soliciting your consent in favor of the adoption of the By-Law Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to the expansion of the size of the Board and the election of the Nominees through changes to the By-Laws not filed with the SEC on or before July 1, 2022.

The effectiveness of each of the Proposals requires the affirmative consent of the holders of a majority of the outstanding shares entitled to vote. Each Proposal will be effective without further action when we deliver to PharmaCyte such requisite number of consents. Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 6 are not subject to, or conditioned upon, the effectiveness of the other Proposals. The effectiveness of Proposal 5 is conditioned upon the effectiveness of Proposal 1, Proposal 2, Proposal 3 and Proposal 4. If the size of the Board is not increased, and there are no vacancies to fill, the Nominees cannot be elected pursuant to Proposal 5.

In the event that our Nominees comprise less than a majority of the Board following the Consent Solicitation, there can be no assurance that any actions or changes proposed by our Nominees, including the implementation of any turnaround plan, will be adopted or supported by the Board.

On July 8, 2022, Iroquois delivered to the Secretary of PharmaCyte written notice (the “Notice”) of the Proposals and a notice to the Board that, in accordance with Section 78.320 of the Nevada Revised Statutes (“NRS”) and Article IV, Section 7 and Article V, Section 5 of the By-Laws, that the delivery of the written consent to the Proposals fixed the record date for determining stockholders entitled to give their written consent to the Proposals as July 8, 2022 (the “Record Date”). According to the Company, as of the Record Date, there were ________ shares of Common Stock outstanding, each of which is entitled to one consent on each Proposal.

We intend to set [_______, __], 2022 as the goal date for the submission of sufficient written consents by the Company’s stockholders to approve the Proposals.

2

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

Iroquois reserves the right to submit to PharmaCyte consents at any time. See “Consent Procedures” for additional information regarding such procedures.

As of July [__], 2022, Iroquois, together with the other participant in its solicitation, was the beneficial owner of an aggregate of 1,479,769 shares of Common Stock, representing approximately [7.1]% of the outstanding shares of Common Stock of the Company. Iroquois intends to express consent in favor of each of the Proposals (including consenting for the election of each of the Nominees pursuant to the Election Proposal) with respect to all of such shares of Common Stock.

As of the Record Date, there were [________] shares of Common Stock outstanding, as reported in the Company’s [_________], filed with the SEC on _______ __, 2022.  The mailing address of the principal executive offices of PharmaCyte is 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169.

The failure to sign and return a consent will have the same effect as voting against the Proposals. Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

THIS CONSENT SOLICITATION IS BEING MADE BY IROQUOIS AND NOT BY OR ON BEHALF OF THE COMPANY. IROQUOIS URGES YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

Important Notice Regarding the Availability of Consent Materials for this Consent Solicitation

This Consent Statement is available at [___________]

3

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. Iroquois urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Iroquois, c/o Saratoga Proxy Consulting LLC (“Saratoga”) so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of voting securities of the Company as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT FOR THE PROPOSALS.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of Iroquois’ consent materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

4

BACKGROUND TO THE SOLICITATION

The following is a chronology of our involvement at PharmaCyte to date and the material events leading up to this consent solicitation.

•	On August 9, 2021, Iroquois made its initial investment of $2.5 million in the Company in connection with a private placement offering in which the Company raised nearly $90 million.

•	On August 10, 2021, the Company was uplisted to the Nasdaq Stock Market.

•	On August 31, 2021, Richard Abbe, the President of Iroquois Capital Management, LLC (“Iroquois Capital”), held a call with Kenneth L. Waggoner, the Company’s Chairman of the Board, Chief Executive Officer, President and General Counsel, to propose, among other things, that the Company initiate a share repurchase program to demonstrate its commitment to creating value for the Company’s stockholders, and provided Mr. Waggoner an example of the success of such programs at similarly situated companies.

•	On September 15, 2021, Mr. Abbe emailed Mr. Waggoner to inquire as to why the Company had not included a balance sheet in its presentation attached as an exhibit to its Current Report on Form 8-K filed with the SEC on September 10, 2021, which Mr. Waggoner defended by stating that the Company’s financial situation was “fluid.” Mr. Abbe suggested that the Company’s fiscal position through its balance sheet was important information for the Company’s stockholders and that the Company could easily include such information as of a particular date.

•	On September 24, 2021, Mr. Abbe emailed Mr. Waggoner to follow up on his August 31, 2021 recommendation that the Company initiate a share repurchase program. Mr. Waggoner’s reply indicated that initiating a share repurchase program was on the agenda for a meeting of the Board the following week.

•	On September 30, 2021, Mr. Abbe emailed Mr. Waggoner expressing disappointment that the Company had updated its September 10, 2021 presentation without including the Company’s balance sheet. Mr. Waggoner replied that providing a balance sheet would be misleading given the changes in the Company’s financial position and that his off-line discussions with independent directors on the Board suggested they were not favorably inclined to engage in a share repurchase program, citing concerns that such a program would be inconsistent with the stated use of proceeds in connection with the Company’s prior capital raises in August 2021.
•	On November 4, 2022, Iroquois filed a Schedule 13D with the Securities and Exchange Commission (the “SEC”) disclosing a 4.7% ownership position not including the Warrants (as defined below) subject to the 4.99% Blocker (as defined below).

•	On November 8, 2021, Mr. Abbe emailed Mr. Waggoner to express his concerns with the failure of the Company’s underwriter, H.C. Wainwright & Co., LLC (“H.C. Wainwright”), to provide an analyst rating on the Company, and suggested that it indicated the Company’s underwriter lacked confidence in Mr. Waggoner, the Board or his management team. In response, Mr. Waggoner scheduled a call with Mr. Abbe for the next day.

•	On November 9, 2021, Mr. Abbe had a call with Mr. Waggoner to go over H.C. Wainwright’s research report on the Company and its failure to indicate a valuation of the Company’s shares of Common Stock of at least $4.25 per share, which represented the amount of cash on the Company’s books per share at the time.

5

•	On November 12, 2021, Mr. Waggoner emailed Mr. Abbe an updated research note from the H.C. Wainwright analyst covering the Company which failed to include any price target, valuation or rating on the Company.

•	On November 18, 2021, Mr. Abbe emailed Mr. Waggoner to ask for an update on the Company, including the Board’s decision with respect to initiating a share repurchase program, indicating that it was imperative for Mr. Waggoner to speak to the Board regarding the same.

•	Later on November 18, 2021, Mr. Waggoner replied to Mr. Abbe’s email from earlier that day, stating that he needed to speak further with the H.C. Wainwright analyst covering the Company about the concerns Mr. Abbe had raised with the analyst report, and that he had not yet formally raised the subject of the share repurchase program with the Board. Mr. Waggoner indicated that the Company’s counsel was concerned that a share repurchase program was not mentioned in the use of proceeds section of the Company’s registration statements in connection with its recent capital raises and suggested a call for the next day.

•	On November 19, 2021, Mr. Abbe held a call with Mr. Waggoner and provided further examples of similarly situated publicly listed biotech companies initiating share repurchase programs.

•	On December 2, 2021, Mr. Abbe emailed Mr. Waggoner to ask if the Company was planning to do a quarterly earnings conference call now that it was a Nasdaq-listed company, to which Mr. Waggoner replied that the Company does not do earnings calls.

•	On December 6, 2021, Mr. Abbe emailed Mr. Waggoner outlining the reasons why a share repurchase program was in the best interests of the Company’s stockholders including the fact that it was very unusual for a biotech company’s stock to trade at a large discount to the company’s cash value before the company has actually failed a clinical trial, at which point institutional and retail holders who were invested for that specific clinical trial typically sell off their holdings. As a result, Mr. Abbe expressed his belief that the Company’s stockholders wish to see that the Board and management’s interests are aligned with their own and that management and the Board’s present lack of significant ownership in the Company suggests to investors that (i) the Company does not believe in its own pipeline or that its shares represent a good value with the stock trading at 40% below the Company’s book value and (ii) management and the Board also lack confidence in the Company due to their failure to purchase any shares in the open market. Mr. Abbe expressed his willingness to speak with the Board, which he believed needed to take its fiduciary duties more seriously.

•	On December 15, 2021, Mr. Waggoner emailed Mr. Abbe the update to the H.C. Wainwright analyst report covering the Company, suggesting that there were well founded reasons for the “neutral” valuation provided therein. Mr. Abbe asked Mr. Waggoner if he had spoken with the Board on launching a share repurchase program. Mr. Waggoner indicated that he had not spoken with the non-management directors on the Board and asked Mr. Abbe to provide a write-up on the proposed share repurchase program before Mr. Waggoner would speak with the non-management directors on the Board regarding the subject. Mr. Abbe asked if Mr. Waggoner had received his December 6, 2021 email. Mr. Waggoner replied that a new laptop had caused his email account to crash and asked Mr. Abbe to resend his December 6, 2021 email. Mr. Abbe forwarded this email and offered a call to discuss.

6

•	On January 20, 2022, Mr. Abbe emailed Mr. Waggoner to again follow up on Mr. Waggoner’s plan to speak with the Board about initiating a share repurchase program given that the Company’s stock price was trading at nearly 50% under its book value and to ask what Mr. Waggoner and the Board were waiting for. Mr. Waggoner replied that it was on the agenda for the following Board meeting and asked Mr. Abbe to provide a supporting explanation for his proposal.

•	On January 25, 2022, Mr. Abbe emailed Mr. Waggoner another example of a similarly situated biotech company that had recently announced a share repurchase program.

•	On February 7, 2022, Mr. Abbe emailed Mr. Waggoner for an update. Mr. Waggoner failed to provide an update and stated that he had come down with COVID.

•	On February 14, 2022, Mr. Abbe again followed up with Mr. Waggoner and asked to have a call.

•	On February 17, 2022, the Company disclosed in a Current Report on Form 8-K filed with the SEC that due to the recent death of director Mr. Thomas C.K. Yuen, that the Company had notified the Nasdaq Stock Market that it no longer was in compliance with the continued listing requirement set forth in Rule 5605(b)(1) of the rules of the Nasdaq Stock Market (the “Nasdaq Rules”) because a majority of the Board was no longer comprised of independent directors.

•	On February 25, 2022, Mr. Abbe held a video teleconference call with Mr. Waggoner in which Mr. Waggoner advised that the Board did not think that the Company should launch a share repurchase program and that management’s compensation package lacked any equity component.

•	On March 7, 2022, Mr. Waggoner emailed Mr. Abbe the Company’s updated presentation which still contained no balance sheet.

•	On March 18, 2022 and April 8, 2022, Mr. Abbe and Mr. Waggoner held video teleconference calls during which Mr. Abbe reiterated the dysfunction on the Board and renewed his request for the proposed share repurchase program.

•	On April 5, 2022, the Company disclosed in a Current Report on Form 8-K filed with the SEC that Matthias Lohr, a physician, was appointed to the Board on March 31, 2022 to fill the vacancy resulting from Mr. Yuen’s passing. According to the Company’s disclosure, Mr. Yuen had served as a member of the Nominating Committee of the Board and as chair of the Compensation Committee of the Board.

•	On April 7, 2022, the Company disclosed in a Current Report on Form 8-K filed with the SEC that the Board had approved the recommendation of the Compensation Committee and increased Mr. Waggoner’s base compensation from $375,000 to $520,000 and the base compensation of Carlos Trujillo, the Company’s Chief Financial Officer, from $275,000 to $380,000, retroactive to January 1, 2022. The Company did not disclose the membership of the Compensation Committee of the Board at this time.

•	On May 11, 2022, Iroquois issued a press release and delivered a public letter to the Board expressing its serious concerns with the Board and management's (i) failure to articulate any plan to maximize stockholder value in parallel with ongoing efforts in the Company's product development pipeline despite the Company's strong cash position, (ii) lack of capital markets experience and failure to hold a single quarterly earnings or other conference call with stockholders and (iii) minimal stock ownership, poor incentive structures and failure to purchase a single share of the Company's common stock in the open market.

7

•	On May 23, 2022, Mr. Abbe held a call with Mr. Waggoner concerning the composition of the Board, which Mr. Abbe again characterized as being dysfunctional, wherein Mr. Waggoner acknowledged that the Board was in need of a refreshment and advised that he had not yet discussed the proposals set forth in Iroquois’ May 11th letter with the Board.

•	On June 7, 2022, the Company filed a Current Report on Form 8-K with the SEC stating that the Board had determined to schedule the 2022 Annual Meeting to be held on August 25, 2022, with a corresponding deadline for stockholders seeking to bring business before the 2022 Annual Meeting or to nominate candidates for election as directors at the 2022 Annual Meeting not later than June 24, 2022. The Company did not announce a record date establishing the stockholders entitled to vote at the 2022 Annual Meeting.

•	On June 8, 2022, the Company issued a public response to Iroquois’ May 11th letter affirming the need for capital markets experience on the Board and announcing the Company’s intent to initiate a share repurchase program and quarterly earnings conference calls, all of which were suggestions made repeatedly by Iroquois throughout the course of its engagement with the Company. In addition, the Company announced that it had entered into new compensation arrangements with the Company’s executive officers with significant equity incentive compensation components purportedly tied to relevant corporate goals without disclosing the goals or the terms of the equity compensation in detail and without attaching the new contracts as exhibits to any Current Report on Form 8-K.

•	On June 8, 2022, Mr. Abbe held a call with Mr. Waggoner concerning the Company’s recent announcement and Iroquois’ calls for a material reconstitution of the Board. Mr. Waggoner asked Mr. Abbe if Mr. Abbe would join the Board at which time Mr. Abbe replied that his joining the Board absent further Board representation by stockholders of the Company would not approach the level of change needed to turn the Company around.

•	On June 9, 2022, Iroquois issued a press release and delivered a second public letter to the Board characterizing the Company's initiatives announced the day prior as a reactionary and transparent attempt to avoid addressing what Iroquois believed to be Company’s underlying issue – its dysfunctional Board whose directors were hand-picked and beholden to Mr. Waggoner and who Iroquois believed lacked the skillsets, experience, drive and sense of accountability needed to turn the Company around.

•	On June 15, 2022, the Company issued a public follow-up response to Iroquois’ public letter.

•	On June 23, 2022, Iroquois delivered a letter to the Company, in accordance with the Company’s organizational documents and Nevada law, nominating Mrs. Page and Messrs. Abbe, Friscia, Ryan, Schechter, Silverman and Uzonwanne for election to the Board at the 2022 Annual Meeting (the “Nomination Notice”).

8

•	Also on June 23, 2022, following Iroquois’ delivery of the Nomination Notice, Iroquois issued a press release and delivered a public letter to the Company’s stockholders detailing its belief that a dysfunctional Board comprised of Mr. Waggoner’s hand-picked appointees, none of whom has any public company directorship experience apart from PharmaCyte and none of whom has ever purchased a single share of stock in the Company in the open market, was the root cause of the Company’s woes including its missed milestones with respect to its Phase 2b clinical trial as well its poor corporate governance and investor communication practices. The June 23rd letter also questioned the Board’s qualifications to manage over $80 million in stockholder capital, including by questioning whether the Company had availed itself of any cash management systems to earn interest on such funds, which Iroquois stated could cover most of the Company’s entire projected cash burn on a quarterly basis given the current earnings accruing on investments in the U.S. Treasury market. The June 23rd letter concluded by reiterating Iroquois’ belief that a material reconstitution of the Board was urgently needed for the Company to turn over a new leaf for the benefit of all of the Company’s stockholders and announcing the nomination of Iroquois’ seven (7) nominees for election to the Board at the 2022 Annual Meeting.

•	Later on June 23, 2022, Iroquois filed Amendment No. 1 to its Schedule 13D with the SEC disclosing a 6.7% ownership position in the Company not including the Warrants subject to the 4.99% Blocker and announcing its delivery of the Nomination Notice nominating its original seven (7) Nominees for election to the Board at the 2022 Annual Meeting and the release of its public letter to the Company’s stockholders earlier that day.

•	On June 24, 2022, Iroquois delivered a letter to the Company requesting the inspection of certain stockholder list materials and related information pursuant to Section 78.105 of the Nevada Revised Statutes in connection with Iroquois’ nomination of its original seven (7) Nominees for election to the Board at the 2022 Annual Meeting (the “First Books and Records Request”).

•	On June 28, 2022, the Company responded to Iroquois’ First Books and Records Request erroneously claiming that Iroquois was not entitled to make such demand or to receive the list of non-objecting beneficial holders of the shares of the Company’s Common Stock under Nevada law, but nonetheless provided a form non-disclosure agreement in connection with the production of materials under the First Books and Records Request.

•	On June 30, 2022, counsel for Iroquois held a call with counsel for the Company to discuss the Company’s planned production of materials in response to Iroquois’ First Books and Records Request with Iroquois’ counsel making clear the ample support under Nevada law for the appropriateness of the First Books and Records Request and Iroquois entitlement to records thereunder. Following the call, counsel for Iroquois emailed counsel for the Company further evidence of Iroquois Master’s position as a beneficial owner of 5% or more of the Company’s outstanding shares along with comments to the non-disclosure agreement provided by Company counsel.

•	On July 5, 2022, counsel for the Company reaffirmed in an email to counsel for Iroquois the Company’s position that it would not be producing stockholder list materials in response to the First Books and Records Request, claiming that (i) Iroquois Master’s position as a beneficial owner of 5% or more of the Company’s outstanding shares was insufficient for purposes of the inspection of the Company’s stockholder list materials under Nevada law and (ii) that stockholders of a Nevada corporation are not entitled to a list of all such corporation’s non-objecting beneficial owners. Counsel for the Company refused to provide counsel for Iroquois its comments to the markup of the non-disclosure agreement provided by Iroquois’ counsel, claiming that it would not do so until Iroquois could demonstrate evidence that stockholders of record representing 5% or more of the Company’s outstanding shares had authorized Iroquois Master to make the First Books and Records Request.

9

•	Later on July 5, 2022, Iroquois issued a public statement criticizing the Company’s recent efforts through its counsel to block Iroquois’ access to customary stockholder list materials requested in accordance with Nevada law, which Iroquois noted is reflective of gamesmanship typically driven by hired advisors who are enabled by members of management or the Board to take obstructionist tactics to delay stockholders' collective voice from being heard at a stockholder meeting. In addition, Iroquois warned the Company against entering into any transaction or series of transactions with no legitimate business purpose funded by the issuance of the Company’s stock rather than cash when its shares were trading below 50% of their book value. Iroquois noted that due to the Company’s August 2021 capital raise, the Company was not in a position to authorize any further issuances of the Company’s shares of Common Stock and cautioned the Board and any potential counterparty from effectuating an end-run to these constraints. Iroquois also noted its view that any such transaction would be an egregious attempt to put shares of the Company in hands friendly to the Board on the eve of the incumbent directors’ potential ouster at the 2022 Annual Meeting, and that Iroquois stood ready to challenge any such transaction as an entrenchment effort made in bad faith and in breach of the incumbent directors' fiduciary duties.

•	On July 8, 2022, Mr. Waggoner emailed Mr. Abbe offering a call for later that day to discuss a possible resolution of the proxy contest initiated by Iroquois.

•	Later on July 8, 2022, Mr. Abbe replied to Mr. Waggoner’s offer to hold a call to discuss a potential resolution and reaffirmed Iroquois’ consistent openness to a mutually agreeable reconstitution of the Board. In his email, Mr. Abbe expressed Iroquois’ skepticism with the Company’s desire to constructively engage given its failure to move forward with its planned August 25, 2022 date for the 2022 Annual Meeting and its refusal to provide Iroquois access to stockholder list materials in connection with the First Books and Records Request.

To preserve Iroquois’ rights and fix July 8, 2022 as a record date for stockholders entitled to voice their opinion on the composition of the Board, Mr. Abbe’s email attached a letter and accompanying written consent (collectively, the “Notice of Proposed Action by Written Consent”) to the Company containing Iroquois’ consent to the Proposals to, among other things, expand the size of the Board by eight (8) members and elect Iroquois’ slate of Nominees, consisting of the original seven (7) nominees nominated by Iroquois for election to the Board at the 2022 Annual Meeting and one (1) additional nominee, Leo Abbe, the Chief Risk Offer and a Partner at Iroquois Capital, to fill the resulting eight (8) vacancies, by the written consent of the Company’s stockholders in lieu of a meeting.

•	On July 9, 2022, Mr. Abbe and Mr. Waggoner held a videoconference call in which Mr. Waggoner expressed the Company’s desire to settle the ongoing proxy fight with Iroquois and its intention to provide a written settlement proposal shortly. Mr. Abbe expressed Iroquois’ intention to continue preparing for an eventual election contest given Iroquois’ skepticism with respect to the Board’s willingness to constructively engage in settlement negotiations. On the call, Mr. Waggoner suggested two significant stockholders in the Company with substantial financial and capital markets experience (together, the “Company Proposed Stockholder Representatives”) for appointment to the Board and proposed that the Board be comprised of either five (5) or seven (7) directors, including the two (2) Company Proposed Stockholder Representatives, with two (2) of Iroquois’ Nominees joining the Board if comprised of five (5) directors in total and three (3) of Iroquois’ Nominees joining the Board if comprised of seven (7) directors in total (collectively, the “July 9 Settlement Framework”). Mr. Abbe agreed to the proposed July 9 Settlement Framework, subject to his speaking with the two (2) Company Proposed Stockholder Representatives and finding their appointment to the Board reasonably acceptable. Mr. Waggoner suggested that counsel for the Company would revert with a formal written proposal reflecting the July 9 Framework in the coming days so that the settlement negotiations could be finalized before Mr. Abbe’s travel in the middle of the coming week.

10

•	On July 11, 2022, Iroquois issued a press release and public letter to stockholders of the Company announcing that Iroquois was undertaking the Consent Solicitation due to what it believes are the apparent efforts taken by the Issuer and its Board to delay the 2022 Annual Meeting and to obstruct Iroquois’ ability to communicate with stockholders in connection therewith. In the press release, Iroquois also reiterated its deep concerns with the egregious corporate governance, executive compensation and investor communication practices at the Company.

•	Also on July 11, 2022, Iroquois filed Amendment No. 2 to its Schedule 13D with the SEC disclosing a 6.7% ownership position in the Company not including the Warrants subject to the 4.99% Blocker and announcing its delivery of the Notice of Proposed Action by Written Consent and its delivery of a public letter to the Company’s stockholders earlier that day.

•	Later on July 11, 2022, Mr. Waggoner emailed Mr. Abbe a proposed settlement agreement (the “Company’s July 11 Proposal”) prepared by counsel for the Company which provided for only two (2) of Iroquois’ nominees to be nominated for election to the Board at the 2022 Annual Meeting out of a slate of seven (7) nominees in total with no mention of the corresponding appointment or nomination of the two (2) Company Proposed Stockholder Representatives to the Board, in contravention of the July 9 Settlement Framework. The July 11 Proposal also provided that Iroquois would be restricted from taking numerous actions in connection with its rights as a stockholder through the nomination deadline for the Company’s 2025 annual meeting of stockholders, that Mr. Waggoner’s role as Chairman of the Board would be maintained until at least December 2023 and that Iroquois would be required to support the continuation of Mr. Waggoner’s undisclosed amended executive compensation agreement, dated May 8, 2022 (the “Waggoner Undisclosed Compensation Agreement”), through the “Initial Term” defined therein and that Iroquois would be prohibited from opposing the automatic renewal of the Waggoner Undisclosed Compensation Agreement thereafter.

•	Later on July 11, 2022, Mr. Abbe contacted Mr. Waggoner to express his disappointment with the failure of the Company’s July 11 Proposal to reflect the July 9 Settlement Framework, and Iroquois’ insistence on a settlement agreement in which a majority of the directors on the Board are represented by stockholders of the Company. Mr. Waggoner apologized to Mr. Abbe for Company counsel’s failure to reflect the July 9 Settlement Framework in the July 11 Proposal and indicated that he would discuss the discrepancy with Company counsel. No further written proposal was ever received by Iroquois from the Company.

•	On July 12, 2022, Iroquois delivered a letter to the Company requesting the inspection of certain stockholder list materials and related information pursuant to Section 78.105 of the Nevada Revised Statutes in connection with its Consent Solicitation (the “Second Books and Records Request”).

•	On July 13, 2022, counsel for the Company contacted counsel for Iroquois by telephone and email to request that Iroquois waive the Company’s obligation to respond by the July 18, 2022 deadline set forth in the Second Books and Records Request in accordance with Nevada law and in connection with Iroquois and the Company’s purported agreement to “standstill” so long as Iroquois and Company were engaged in settlement discussions.

11

•	On July 14, 2022, counsel for Iroquois emailed counsel for the Company a counteroffer to the July 11 Proposal (the “July 14 Counteroffer”) reflecting, among other things, the July 9 Settlement Framework wherein the Board would be comprised of seven (7) directors in total including three (3) of Iroquois’ Nominees and the two (2) Company Proposed Stockholder Representatives.

•	Later on July 14, 2022, counsel for Iroquois emailed counsel for the Company to indicate that Iroquois would insist on maintaining the Company’s obligation to respond to the Second Books and Records Request by close of business on July 18, 2022, if the video teleconference call with Mr. Abbe and the two (2) Company Proposed Stockholder Representatives was not held before then.

•	On July 16, 2022, counsel for Iroquois emailed counsel for the Company to express Iroquois’ view that recent actions taken by the Company were consistent with a failure to negotiate in good faith, including, without limitation, (i) the Company’s failure to reflect the July 9 Settlement Framework in the Company’s July 11 Proposal, (ii) the failure by Mr. Waggoner to have the initial call between Messrs. Abbe and Waggoner and the two (2) Company Proposed Stockholder Representatives scheduled and (iii) the Company’s failure to meet Iroquois’ legitimate demands for stockholder list materials enumerated in the First Books and Records Request, which Iroquois believed collectively reflected delay tactics designed to prolong the incumbent directors’ control of the Board regardless of stockholder wishes.

•	On July 18, 2022, a video teleconference call was held between Messrs. Abbe and Waggoner and the two (2) Company Proposed Stockholder Representatives to discuss the Company’s current situation, stockholder grievances with respect to the Board and management, and the possible resolution of the proxy contest through a settlement premised on the July 9 Settlement Framework in which the Board was comprised of five (5) directors consisting of the two (2) Company Proposed Stockholder Representatives, two (2) of Iroquois’ Nominees and Mr. Waggoner.

•	Later on July 18, 2022, counsel for Iroquois and counsel for the Company held a call concerning Iroquois’ July 14 Counteroffer in which Company counsel expressed for the first time its purported concern with any agreement between the Board and Iroquois in which Iroquois would receive more than one (1) seat on the Board based on the applicable Nasdaq Rules. Counsel for Iroquois also made clear to Company counsel that the position the Company was taking with respect to the Nasdaq Rules did not match market realities for numerous high-profile cooperation agreements between stockholders and Nasdaq-listed companies during the past two (2) years and appeared to be a tactic to further delay the resolution of the proxy fight and prevent the Company’s stockholders from having a voice with respect to the composition of the Board. Over the course of the next few days, counsel for Iroquois and counsel for the Company engaged in further email correspondence regarding the Nasdaq Rules.

•	Also on July 18, 2022, the Company responded to Iroquois’ Second Books and Records Request erroneously claiming that Iroquois was not entitled to make such demand or to receive the list of non-objecting beneficial holders of the Company’s Common Stock under Nevada law, citing the same objections expressed in counsel for the Company’s email on July 5, 2022.

•	On July 21, 2022, counsel for the Company acknowledged that the July 9 Settlement Framework could be implemented consistent with the Nasdaq Rules. On this call, counsel for the Company advised that it had recommended that the Company appoint an individual to the Board in place of the Company’s original recommendations of the two (2) Company Proposed Stockholder Representatives. This newly recommended individual nominee was not a stockholder of the Company and Iroquois believed he did not have the necessary qualifications to serve as a director of the Company.

12

•	On July 24, 2022, counsel for the Company emailed counsel for Iroquois to indicate that it would be circulating a revised settlement agreement which did not reflect the July 9 Settlement Framework and which would not relinquish control of the Board from Mr. Waggoner and his hand-picked appointees.

•	On July 25, 2022, Mr. Abbe and Mr. Waggoner held a call to discuss the state of the parties’ settlement negotiations. Mr. Abbe expressed his frustration with the lack of progress in settlement talks since the July 9 Settlement Framework and the efforts by the Company through its counsel to further derail settlement negotiations, including by raising erroneous issues under the Nasdaq Rules and walking back the appointment of candidates Mr. Waggoner had previously offered to accept under the July 9 Settlement Framework. Mr. Abbe maintained that Iroquois was left with no choice but to proceed with its Consent Solicitation.

•	Also on July 25, 2022, counsel for the Nominating Committee of the Board emailed counsel for Iroquois to schedule interviews with two (2) of Iroquois’ Nominees. Given the parties’ apparent lack of an agreed upon settlement framework, counsel for Iroquois responded that Iroquois would be filing its preliminary consent materials shortly and that there was no longer a need to hold such interviews.

•	Also on July 25, 2022, an invitation was offered to Mr. Abbe to connect with the individual recommended by Company counsel as a candidate for a Board seat. Mr. Abbe declined the invitation to speak with this individual on the basis that he was not a stockholder of the Company and owned almost no stock in the poorly performing, publicly listed Nasdaq-company on whose board of directors he served.

•	On July [26], 2022, Iroquois filed this preliminary consent statement with the SEC.

13

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

Iroquois is making this solicitation. See “Additional Participant Information” for additional information regarding Iroquois and the other Participants (as defined below) in this consent solicitation.

WHAT ARE THE PROPOSALS FOR WHICH CONSENTS ARE BEING SOLICITED?

We are asking you to consent to six corporate actions: (1) the By-Law Repeal Proposal, (2) the Amendment Repeal Proposal, (3) the Board Size Proposal, (4) the Vacancy Proposal, (5) the Election Proposal and (6) the By-Law Restoration Proposal.

Iroquois is asking you to consent to the By-Law Repeal Proposal, the Amendment Repeal Proposal, the Board Size Proposal, the Vacancy Proposal and the Election Proposal to expand the size of the Board by eight directors and to elect the Nominees to fill the resulting vacancies. In addition, in order to ensure that your consent to elect the Nominees will not be modified or diminished by actions taken by the incumbent Board, Iroquois is asking you to consent to the By-Law Restoration Proposal.

WHY ARE WE SOLICITING YOUR CONSENT?

As described in more detail in the “Reasons for our Solicitation” section below, we are soliciting your consent because we are concerned that the Company is intentionally delaying its 2022 Annual Meeting, which it announced on June 7, 2022 would be held on August 25, 2022 but for which it has not since announced a record date, to further entrench the current Board and management team which we believe is not qualified to properly act in the best interests of stockholders. This solicitation is being undertaken in order to elect eight (8) stockholder representatives to the Board to ensure that control of the Board is represented by directors who represent the Company’s stockholders, the true owners of the Company, as opposed to the incumbent directors on the Board, which Iroquois believes have largely been hand-picked by and are beholden to Mr. Waggoner, the Company’s Chairman of the Board and Chief Executive Officer, and are the root cause of the Company’s stock price underperformance, missed operational milestones, flawed financial management and egregious corporate governance and investor communication practices.

WHO ARE THE NOMINEES?

Iroquois is asking you to elect each of Leo Abbe, Richard Abbe, Stephen Friscia, Kimberly Page, Charles S. Ryan, Jonathan L. Schechter, Joshua N. Silverman and Jude C. Uzonwanne as a director of PharmaCyte.  Collectively, they have significant operating, financial and transaction experience across a variety of sectors and directly relevant experience to a biotechnology company such as PharmaCyte. The business experience of our highly qualified Nominees is set forth in this Consent Statement under the section entitled “Proposal 5 – The Election Proposal,” which we urge you to read.

14

WHAT IF NOT ALL OF THE NOMINEES ARE ELECTED PURSUANT TO THE ELECTION PROPOSAL?

While the election of any of our Nominees pursuant to this Consent Solicitation is contingent on the passage of the By-Law Repeal Proposal, the Amendment Repeal Proposal, the Board Size Proposal, and the Vacancy Proposal, the opposite is not true – the changes to the By-Laws, increase in the size of the Board and granting of stockholders the exclusive right to fill the vacancies resulting from the increase in the size of the Board is not contingent upon the election of any of our Nominees through this Consent Solicitation. A Nominee will not be elected pursuant to the Election Proposal if such Nominee does not receive the affirmative consent of the holders of a majority of the outstanding shares entitled to vote in favor of such Nominee’s election, even if one or more of the other Nominees are each duly elected pursuant to the Election Proposal by a separate affirmative consent of the holders of a majority of the outstanding shares entitled to vote in favor of one or more of such other Nominees’ election. If the Board Size Proposal has been passed and one or more of the Nominees is not elected to the Board, one or more vacancies will remain on the Board following the conclusion of the Consent Solicitation.

WHO IS ELIGIBLE TO GRANT WRITTEN CONSENTS IN FAVOR OF THE PROPOSALS?

Stockholders of record of voting securities at the close of business on the Record Date have the right to consent to the Proposals. Iroquois delivered a notice of written consent to the Company on July 8, 2022, fixing July 8, 2022 as the record date for this consent solicitation. According to the Company, as of the Record Date, there were [________] shares of Common Stock outstanding, each of which is entitled to one consent on each Proposal.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible.  Iroquois delivered its written consent to the Company on July 8, 2022. While Nevada law does not set forth a deadline by which we must submit valid, unrevoked consents representing a sufficient number of shares of Common Stock to adopt the Proposals, we nevertheless intend to set [______,__], 2022 as the goal for submission of written consents. Effectively, this means that you have until [____,__], 2022 to consent to the Proposals. WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares entitled to vote to take such actions at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

According to the Company, as of the Record Date, there were [________] shares of Common Stock outstanding, each of which is entitled to one consent on each Proposal. This means that the consent of the holders of at least [__________] shares of outstanding voting securities would be necessary to effect these Proposals.

WHAT SHOULD YOU DO TO SUPPORT OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed WHITE consent card in the postage-paid envelope provided.

15

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card.  We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Iroquois, c/o Saratoga so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call our solicitor Saratoga toll-free at: (888) 368-0379 or (212) 257-1311.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of Iroquois’ consent materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

16

REASONS FOR THE SOLICITATION

Iroquois, together with the other participants in its solicitation, beneficially owns approximately [7.1]% of PharmaCyte’s Common Stock, making us one of the Company’s largest stockholders. We invested in Pharmacyte because of our belief in the promise of its proprietary cellulose-based live cell encapsulation technology and the potential for its use as a platform upon which cellular therapies for several types of cancer and diabetes can be based. However, we have grown weary of the repeated delays, shifting timelines and missed milestones with respect to the lifting of the clinical hold imposed on the Company's Phase 2b clinical trial for pancreatic cancer therapy that PharmaCyte's management team and the Board have repeatedly communicated, both publicly in the Company’s press releases and privately during the course of our attempt to engage constructively with the Board regarding our concerns.

Following the Company’s uplisting to Nasdaq in August 2021, we believe a new culture of accountability is required at PharmaCyte, and that change must start in the boardroom. For the reasons set forth below and elsewhere in this Consent Statement, our engagement with the Company has led us to believe that the Company’s leadership has a highly ingrained and habituated practice of deflecting accountability with no definitive plan to create value for its stockholders who have been forced to endure a severe destruction of their investment. We believe the root cause of the Company’s problems is a dysfunctional, misaligned, and unqualified Board that is beholden to Mr. Waggoner, who has served as Chief Executive Officer of the Company since November 2013 and as Chairman of the Board since October 2014, and who appears to “call the shots” at the Company by surrounding himself with a Board comprised primarily of medical doctors with no other public company directorship experience and who have never purchased a single share of the Company in the open market.

Iroquois has substantial experience and a successful track record of working constructively with the boards of directors and management teams of our portfolio companies to enhance stockholder value. We take no pleasure in publicly criticizing companies or directors and generally work toward negotiated settlements that are in the long-term interests of all stakeholders. However, we believe that through their actions, Mr. Waggoner and his fellow Board members have demonstrated a lack of regard for their fiduciary duties to the Company’s stockholders, and are attempting to preserve the status quo by delaying the holding of the 2022 Annual Meeting, which was scheduled in June for August 25, 2022, and for which the Company has since yet to even announce a record date. Therefore, we believe this Consent Solicitation, the ultimate effect of which would be to expand the size of the Board by eight (8) directors to fifteen (15) directors and to fill the resulting vacancies with our slate of eight (8) highly qualified Nominees, is the last option available to us to protect the interests of our fellow stockholders.

WE STRONGLY URGE YOU TO “CONSENT” FOR THE ELECTION OF ALL OF OUR NOMINEES ON THE ENCLOSED WHITE CONSENT CARD.

We Believe the Board Has Overseen a Severe Destruction in Shareholder Value Since the Company’s IPO and Has Destroyed the Company’s Credibility With Investors

The Company’s underperformance relative to an index of small- and mid-cap biotech companies and the broader market with respect to total shareholder return is evident over nearly every relevant time period as measured prior to the release of our first public letter concerning the Company. With the Company’s share trading nearly below [50]% of the Company’s book value, we believe investors are valuing the Company as if its clinical trial had failed, a concern that is aggravated by the Company’s delay in announcing a share repurchase program until nine (9) months after Iroquois first proposed it and the Board’s failure to ever purchase a single share of the Company’s Common Stock in the open market.

17

Relative Cumulative Total Shareholder Return
Time Period	PMCB	XBI	S&P 500	Russell 3000
1 Year	-90.3%	-49.0%	-4.5%	-7.6%
3 Year	-96.3%	-25.2%	83.0%	35.5%
5 Year	-97.3%	-9.2%	66.4%	61.9%
IPO	-99.1%	-	290.3%	300.4%
Source: Bloomberg. Total shareholder return with dividends re-invested in security as of May 10, 2022, the first business day prior to the public release of Iroquois’ letter to the Board expressing its concerns with the Company. XBI represents the SPDR® S&P® Biotech ETF tracking small- and mid-cap biotech stocks, which began trading on February 6, 2006, after the Company’s initial public offering on September 11, 2003. Since its inception, XBI has returned 282.6%.

We Believe the Board Has Deflected Accountability and Has Regularly Shifted Timelines and Missed Milestones With Respect to the Lifting of the Clinical Hold on its Phase 2b Clinical Trial

The Company submitted its Investigational New Drug (IND) Application with respect to the use of its Cell-in-a-Box® platform in locally advanced, inoperable pancreatic cancer ("LAPC") almost two years ago in September 2020. Since that time, the Company’s planned Phase 2b clinical trial remains under a clinical hold imposed by the Food and Drug Administration and, regrettably, the timeline for the lifting of this clinical hold continues to drift further into the future. We understand from discussions with management that the Company is now targeting sometime this fall for the hold to be lifted and the LAPC trial to begin. Given that the timeline for resubmitting the IND application continues to be pushed out every quarter, we believe stockholders have grown skeptical of the Board's repeated assurances that the Company is "one step closer" to having the hold lifted. In the meantime, and most notably prior to Iroquois’ public engagement at the Company, the Board appeared to be content to do little else to create value for the Company’s stockholders besides issuing press releases with respect to its purported progress on this issue.

We Believe the Board Does Not Have the Requisite Financial and Capital Markets Experience to Oversee the Company

While the Company's public communications make a point of patting its leadership on the back for raising $90 million in three weeks while the broader market was at all-time highs, we believe this overshadows the more than ten years in which PharmaCyte has suffered as a barely known and little-loved penny stock, and believe stockholders will see through the façade of a Board pretending to represent stockholder interests.

We strongly believe management and the Board are not even qualified to manage the funds on the Company's balance sheet, and will be eagerly awaiting the filing of the Company’s Annual Report on Form 10-K to determine whether the Company has availed itself of any cash management systems to earn interest on such funds, which at this point, given the earnings that can accrue on investments in the U.S. Treasury market, could actually cover most of the Company's entire projected cash burn on a quarterly basis. To the extent such a simple action readily within the Board's control has not been taken to generate stockholder returns, we believe it will become even more apparent that not one individual on the Board, including its Chief Financial Officer who serves on the Board in contravention to well established corporate governance practices, possesses the requite qualifications to manage any of the Company's finances in a responsible manner.

As the Company has already publicly acknowledged, the Board is in desperate need of capital markets experience given that the majority of the incumbent directors are medical doctors with no other public company directorship experience. We struggle to understand how the Nominating Committee of the Board, comprised of Dr. Michael M. Abecassis and Dr. Lohr, which requested to interview certain of our Nominees in connection with the failed settlement negotiations discussed below, is in a position to determine the qualifications and experience of the candidates to be added to the Board. Furthermore, given the dearth of relevant experience on the Board, we are not surprised that Mr. Waggoner, the Company’s Chief Executive Officer, serves as a member of the Audit Committee of the Board in violation of the Nasdaq Rules requiring every member serving on Audit Committee to be an independent director.

18

We Remain Concerned with the Company’s Poor Investor Communication Practices

During the course of our engagement at the Company, Iroquois repeatedly asked Mr. Waggoner to provide a balance sheet in its publicly filed investor presentations which we believe would provide information highly material to stockholders monitoring their investment in PharmaCyte. He has failed to do so. To add insult to injury, when Iroquois asked if the Company would begin holding quarterly earnings conference calls now that it was a Nasdaq-listed company, Mr. Waggoner informed Iroquois that the Company did not hold earnings calls. Only after Iroquois made its concerns public on May 11, 2022, did the Board find it useful to announce that the Company would be holding quarterly earnings conference calls.

We remain concerned, however, that the Company’s strategy for its investor communication practices is to apply a Band-Aid rather than treat the underlying wound. A poignant example of this strategy is the Company’s recent disclosure that it has entered into new compensation agreements with the Company’s executive officers, while failing to timely disclose these agreements in a Current Report on Form 8-K, failing to identify the level of compensation to be paid in securities of the Company and failing to identify the "specified corporate goals" the achievement of which bonuses are contingent upon. The Company has maintained that this information will be included in the Company’s Annual Report on Form 10-K, despite having previously disclosed retroactive price increases in Messrs. Waggoner and Trujillo’s base compensation in a Current Report on Form 8-K filed with the SEC in April 2022. We are puzzled by the fact that the Company does not seem to appreciate that stockholders of a Nasdaq-listed company expect such information to be disclosed in its entirety as soon as practicable and not buried in a lengthy filing months after such agreements have been entered into.

We Believe the Board Must Be Materially Reconstituted to Cure the Company’s Egregious Corporate Governance Practices

We believe the Board is structured to preserve the status quo at the Company and to provide maximum protection to Mr. Waggoner, who serves as both the Chairman of the Board and its Chief Executive Officer in contravention to well-established corporate governance norms. Furthermore, we believe the independence on the Board is so diluted that when just one of its directors ceased to serve on the Board in February 2022, the Company was forced to notify Nasdaq that it was no longer in compliance with the Nasdaq Rules requiring a majority of the Board to be comprised of independent directors. This is because fully three (3) of the seven (7) directors on the Board then and until today, Messrs. Waggoner, the Company’s Chief Financial Officer Carlos Trujillo and Company’s Chief Scientific Officer Gerald Crabtree, are executive officers in the Company. We believe the presence of executive officers on the Board beyond the Chief Executive Officer severely impacts the independence of the Board, which is charged with the critical tasks of overseeing the preparation of the Company’s financial statements, determining the compensation of the Company’s executive officers and selecting the candidates qualified to lead the Company. This lack of independence is further bolstered by Mr. Waggoner’s membership on the Audit Committee and the lack of any designated lead independent director to interface with stockholders regarding their concerns. To that end, the extent of Iroquois’ private engagement with the Company was limited to discussions with Mr. Waggoner, who repeatedly promised to raise Iroquois’ concerns with the Board and apparently failed to timely do so with respect to, among other things, the Company’s launch of a share repurchase program.

19

We believe the lack of independence on the Board is further aggravated by the fact that three (3) of the four (4) non-management directors on the Board are medical doctors who have not served as a director on any public company other than PharmaCyte and otherwise lack relevant capital markets experience. Finally, we note that six (6) of the seven (7) directors on the Board appear to have been hand-picked for appointment by Mr. Waggoner after he was installed as Chief Executive Officer and Chairman, including Mr. Trujillo, who served on the board of directors of VelaTel Global Communications, Inc. (f/k/a China Tel Group, Inc.) nearly a decade ago alongside Mr. Waggoner. We also note that none of the directors on the Board has ever purchased shares of the Company in the open market and appear to lack the ownership mentality required to hold senior management, who serve alongside them on the Board, accountable.

It is for these reasons, we have maintained since the launch of our campaign at the Company that the majority of the directors on the Board must be reconstituted by directors representing stockholder interests in order for meaningful change to finally take place at the Company and to resolve the issues we believe the dysfunctional, misaligned and unqualified Board is the root cause of.

We Believe the Board Failed to Negotiate a Resolution of the Proxy Contest with Iroquois in Good Faith

It is our view that the Company’s purported efforts to reach a resolution to the proxy fight initiated by Iroquois were made in bad faith. We invite stockholders to review the series of events between July 8, 2022 and July 25, 2022 outlined in the “Background to the Solicitation” section of this Consent Statement to reach their own conclusions with respect to the respective efforts of Iroquois and the Company to reach a mutually agreeable resolution to reconstitute the Board.

20

WE BELIEVE THERE IS A BETTER WAY FORWARD

We strongly believe that despite management and the Board’s apparent failures, PharmaCyte’s prospects remain strong and replete with potential for value enhancement. If elected, our Nominees will aim to conduct a rigorous analysis of management and the Board’s current strategy in order to:

1.	Evaluate the need for change in senior executive leadership, specifically for the roles of Chief Executive Officer and Chief Financial Officer, and to identify potential replacements thereof;

2.	Install a compensation structure to align the pay of the Company’s executive officers with the performance of the Company and the best interests of its stockholders, the Company’s key constituents;

3.	Review the Company’s corporate governance and investor communication practices to resolve what we view as the dysfunction on the Board and return the credibility to the Company that we believe it has lost with investors; and

4.	Evaluate, on an on-going basis, all strategic options available to the Company to maximize value for stockholders with the benefit of the full and unfettered access to the books and records of the Company.

We are confident that our eight (8) Nominees are incredibly well-qualified to serve as directors of PharmaCyte. This group of extremely impressive director candidates have backgrounds spanning drug development, intellectual property, capital markets, investment banking, strategic transformation and public company governance. As a group, they have substantial and highly successful experience in the pharmaceutical, biotechnology and broader healthcare industries. Collectively, they have decades of experience as CEOs, senior executives, chairmen and directors of well-performing biotechnology and pharmaceutical companies. It is clear to us that direct representation of stockholders is needed, especially in light of the Board's half-hearted attempts to appease stockholders without addressing the root causes of the Company's issues – its dysfunctional Board – and believe our Nominees, whose detailed biographies are included under the section of this Consent Statement titled “Proposal 5 – The Election Proposal”, collectively possess the requisite skillsets, experience, drive, sense of accountability and demonstrated skin in the game that is lacking on the current Board.

WE STRONGLY URGE YOU TO CONSENT TO ALL OF THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD.

21

PROPOSAL 1 – THE BY-LAW REPEAL PROPOSAL

Iroquois is asking you to consent to the repeal of Article IV, Section 6 of the By-Laws to clarify, for the avoidance of doubt, the ability of stockholders of the Company to take any action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted, as set forth in Article IV, Section 7 of the By-Laws, as set forth on Schedule III to this Consent Statement.

If Article IV, Section 6 of the By-Laws is not repealed, we believe the By-Laws will contain harmful inconsistencies pertaining to the rights of the Company’s stockholders to act by written consent in lieu of a meeting to elect our Nominees. Accordingly, the Election Proposal is conditioned upon the approval by the stockholders of this Amendment Repeal Proposal.

IROQUOIS URGES YOU TO CONSENT TO THE BY-LAW REPEAL PROPOSAL.

22

PROPOSAL 2 – THE AMENDMENT REPEAL PROPOSAL

Iroquois is asking you to consent to the Amendment Repeal Proposal to repeal Amendment No. One to the By-Laws that was adopted by the Board on September 19, 2014, and filed with the Securities and Exchange Commission on the Company’s Current Report on Form 8-K as Exhibit 3.1 thereto on September 25, 2014.

We believe Amendment No. One to the By-Laws has introduced unnecessary confusion into the governing documents of the Company given that its references to “Section 3.02” pertaining to the “Number; Qualifications; Election; Term” of the Company’s directors and “Section 3.03” pertaining to the “Change in Number” of the Company’s directors do not otherwise conform to the then-existing section references or provisions of the By-Laws, filed by the Company with the SEC on August 20, 2021, which set forth in Article II, Section 3 and Article II, Section 4 of the By-Laws the provisions concerning the “NUMBER AND QUALIFICATIONS OF DIRECTORS” AND “ELECTION AND TERM OF OFFICE OF DIRECTORS”, respectively.

The following is the text of the Amendment Repeal Proposal:

“RESOLVED, that Amendment No. One to the By-Laws, which was adopted by the Board of Directors of the Company on September 19, 2014 and filed with the Securities and Exchange Commission on the Company’s Current Report on Form 8-K as Exhibit 3.1 thereto on September 25, 2014, is hereby repealed in its entirety.”

If Amendment No. One to the By-Laws is not repealed, we believe the By-Laws will contain harmful inconsistencies as to the rights of the Company’s stockholders to increase the size of the Board and to fill the resulting vacancies thereon, which we believe will negatively affect the rights of the Company’s stockholders to elect our Nominees by written consent under the By-Laws. Accordingly, the Election Proposal is conditioned upon the approval by the stockholders of this Amendment Repeal Proposal.

IROQUOIS URGES YOU TO CONSENT TO THE AMENDMENT REPEAL PROPOSAL.

23

PROPOSAL 3 – THE BOARD SIZE PROPOSAL

Iroquois is asking you to consent to the Board Size Proposal to increase the size of the Board by eight (8) directors to the maximum authorized number of directors under Article II, Section 3 of the By-Laws, or fifteen (15) directors in total.

The following is the text of the Board Size Proposal:

“RESOLVED, that the size of the Board of Directors of PharmaCyte Biotech, Inc., is increased by eight (8) directors to fifteen (15) directors in total pursuant to Article II, Section 3 of the By-Laws, as amended.”

If the number of directors currently serving on the Board is not expanded, we do not believe there will be any vacancies for which our Nominees can be elected to fill. Accordingly, the Election Proposal is conditioned upon the approval by the stockholders of this Board Size Proposal.

IROQUOIS URGES YOU TO CONSENT TO THE BOARD SIZE PROPOSAL.

24

PROPOSAL 4 – THE VACANCY PROPOSAL

Iroquois is asking you to consent to the Vacancy Proposal to divest the current directors of their ability to fill vacancies on the Board resulting from an increase in the size of the Board pursuant to a vote by or the written consent of the Company’s stockholders or by court order and to provide stockholders with the exclusive ability to fill vacancies resulting from an increase in the size of the Board pursuant to a vote by or the written consent of the Company’s stockholders or by court order. Amending Article II, Section 5 of the By-Laws, as set forth on Schedule III of this Consent Statement, will ensure that the stockholders have the ability to elect the Nominees by written consent in lieu of a meeting. Accordingly, the Election Proposal is conditioned upon the approval by the stockholders of this Vacancy Proposal.

IROQUOIS URGES YOU TO CONSENT TO THE VACANCY PROPOSAL.

25

PROPOSAL 5 – THE ELECTION PROPOSAL

We do not believe the current Board has been acting in the best interests of the stockholders, as discussed in further detail in the “Reasons for the Solicitation” section of this Consent Statement. Accordingly, Iroquois is asking you to consent to elect, without a stockholders’ meeting, each of the following individuals to serve as a director of PharmaCyte: Leo Abbe, Richard Abbe, Stephen Friscia, Kimberly Page, Charles S. Ryan, Jonathan L. Schechter, Joshua N. Silverman and Jude C. Uzonwanne.

The Board is currently composed of seven directors, all of whom are elected annually. If the Board Size Proposal is approved, then the Board will be increased to fifteen (15) directors with eight (8) vacancies. All of the Nominees, if elected, would fill those vacancies and each would hold office until the next annual meeting of stockholders and until such person’s successor has been elected or until such person’s death, resignation, retirement or removal. If the Board Size Proposal is approved and each of the Nominees is elected, then the Nominees will constitute a majority of the Board. There is no assurance that any of the Company’s incumbent directors will serve as directors if any of the Nominees are elected.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth in the bios below.

Leo Abbe, age 54, has served as a Partner and Chief Risk Officer of Iroquois Capital Management, LLC, an investment advisory firm to certain privately pooled and highly active investment funds, since 2006, where he also serves on the Investment and Valuation Committee. From 2001 to 2006, Mr. Abbe served as Managing Director at Intertech Capital Partners, a boutique investment banking firm. From 1998 through 2000, he served as a Managing Director of Investment Banking at Gruntal & Company, an investment bank, where he headed the Technology division. Mr. Abbe served as a Founding Partner at Hampshire Securities, an investment bank, from 1994 until its sale to Gruntal & Company in 1998. Mr. Abbe received his B.S. in Business Administration from Bucknell University.

We believe Mr. Abbe’s over 28 years of experience in finance, investment analysis, risk management and capital markets will make him a valuable addition to the Board.

Richard Abbe, age 52, has served as the Co-founder, Principal and Managing Partner of Iroquois Capital Management, LLC, an investment advisory firm to certain privately pooled and highly active investment funds, since 2003. Mr. Abbe has also served as Co-Chief Investment Officer of such funds since their inception in 2003. From 2000 to 2003, Mr. Abbe co-founded and served as Co-Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. Prior to 2000, he was employed by Lehman Brothers Holdings Inc. where he rose through the ranks in its Equity Middle Market Institutional Sales department. From 1998 to 1999, Mr. Abbe served as a Senior Managing Director at Gruntal & Co., L.L.C., a boutique investment bank where he was responsible for its Institutional Sales and Trading desk and served on the firm’s Board of Directors. From 1994 to 1998, he served as a Founding Partner at Hampshire Securities Corporation, a boutique investment bank which was sold to Gruntal & Co., L.L.C. in 1998. Mr. Abbe’s professional experience includes his service served on the Boards of Directors of XpresSpa Group, Inc. (NASDAQ: XSPA) (formerly Vringo Inc.), a health and wellness company, from March 2016 to December 2018, and National Holdings Corporation (formerly NASDAQ: NHLD), a financial services provider, from July 2014 to September 2016. He served on the Board of Trustees of Hobart and William Smith Colleges, in addition to his roles as Vice Chairman of Endowments and member of the Investment Committee of the Hobart College Endowment. He received his B.A. in Economics from Hobart University.

26

We believe Mr. Abbe’s position as a significant investor in the Company and his extensive strategic, financial, capital markets and corporate governance experience and prior public company board experience make him an ideal director candidate for the Board.

Stephen Friscia, age 52, is a private investor and serves as the manager and co-founder of Kipps Capital, a family office with interests in publicly traded equity securities, private equity securities and real estate holdings, since January 2016. Prior to the creation of his family office, Mr. Friscia served as an institutional small and mid-cap value equity portfolio manager for over 15 years including as Managing Director and Portfolio Manager of Iridian Asset Management LLC, a value-oriented investment management firm focused on active equity investment strategies, from 2009 to 2016, MacKay Shields LLC, an investment management firm, from 2008 to 2009, Bear Stearns Asset Management Inc., formerly the asset management business of The Bear Stearns Companies, Inc., from 2006 to 2008, and as a Portfolio Manager at John A. Levin & Co., Inc., an investment advisory firm, from 2003 to 2006, and Evergreen Investments LLC, formerly the investment management business of Wachovia Corporation, from 1993 to 2003. Mr. Friscia earned his B.S. in Business Administration from the State University of New York at New Paltz and his M.B.A. in Finance from Pace University.

We believe Mr. Friscia’s more than twenty years of experience as an investment professional and expertise in analyzing and working directly with management teams on the businesses, strategic initiatives and corporate governance philosophies of his portfolio companies would make him a valuable addition to the Board.

Charles S. Ryan, Ph.D., age 58, has served as President, Chief Executive Officer and Chairman of the Board of Directors of Travecta Therapeutics, Inc., a private biotechnology company developing treatments for serious neurological conditions through a platform designed to deliver drugs across the blood brain barrier, since May 2021. Dr. Ryan served as Chief Executive Officer of Neurotrope, Inc. (formerly NASDAQ: NTRP) (n/k/a Synaptogenix, Inc. (NASDAQ: SNPX)), a clinical-stage biopharmaceutical company with a pipeline of technology to treat various neurodegenerative diseases, from February 2018 to December 2020, and served as a member of its board of directors from December 2017 to December 2020. From October 2016 to February 2018, he served as President and Chief Executive Officer for the Orthobond Corporation, a private company focused on creating proprietary surface modifications for the medical device, biotechnology and pharmaceutical industries to enhance the function of a device or pharmaceutical. From March 2015 to May 2016, Dr. Ryan served as Vice President and General Counsel at Cold Spring Harbor Laboratory, a non-profit institution focused on neuroscience, bioinformatics, cancer, genomics and plant biology. From 2003 to 2014, Dr. Ryan served as Senior Vice President and Chief Intellectual Property Counsel for Forest Laboratories, Inc., a specialty pharmaceutical company whose most significant drugs were Lexapro® and Namenda®. Dr. Ryan began his career in biotechnology with The Collaborative Group, Ltd., a bioscience company providing development, research and manufacturing services to the pharmaceutical and skin care industries, where he was the Vice President, General Counsel, from 1998 to 2002. Dr. Ryan also has experience in private law practice, having held positions with Darby & Darby, P.C. and Scully, Scott, Murphy & Presser. He previously served as a member of the board of directors of Applied DNA Sciences, Inc. (NASDAQ: APDN), a provider of molecular-based supply chain authentication and security solutions, from August 2011 to November 2019, and BioRestorative Therapies, Inc. (NASDAQ: BRTX), a life sciences company, from April 2015 to January 2020. His experience also includes directorships held at ABS Materials, Inc., Lab21, Inc., GlycoMira Therapeutics, Inc., Forest Laboratory Holdings, Ltd., the Board of Trustees for The College of Wooster, New York Biotechnology Association, Stony Brook University Medical Center Development Council (Chair) and Western New England University Board of Trustees. Dr. Ryan earned his B.A. in Chemistry from The College of Wooster, a Ph.D. in Oral Biology and Pathology from Stony Brook University and his J.D. from Western New England University.

27

We believe Dr. Ryan’s more than 25 years of senior executive experience in the biotechnology and pharmaceuticals industry, including as a chief executive officer, chief intellectual property counsel and member of the board of directors of both public and private biotechnology companies, in addition to his expertise in capital acquisition, intellectual property, due diligence investigations, drug development, investor relations and strategic planning well qualifies him to serve on the Board.

Jonathan L. Schechter, age 48, has served as Partner of The Special Equities Group, a division of Dawson James Securities, Inc., a full service investing firm specializing in healthcare, biotechnology, technology, and clean-tech sectors, since April 2021. From May 2019 to March 2021, Mr. Schechter served as Director of Bradley Woods & Co. Ltd., a registered broker-dealer. He served as the Director of Investment Banking at Chardan Capital Markets LLC, a full service investment firm specializing in healthcare and disruptive innovation companies, from February 2008 to May 2018. From 2005 until 2007, Mr. Schechter served as the general counsel for a hedge fund specializing in PIPE transactions and structured products. From 1999 until 2005, Mr. Schechter worked as a corporate associate at Bryan Cave LLP specializing in representing companies, investors and investment banks in general corporate matters including PIPE and merger/acquisition transactions. Mr. Schechter’s professional experience includes his service on the Board of Directors of Neurotrope, Inc. (n/k/a Synaptogenix, Inc. (NASDAQ: SNPX)), a clinical-stage biopharmaceutical company with a pipeline of technology to treat various neurodegenerative diseases, since December 2018, and DropCar, Inc. (n/k/a Ayro, Inc. (NASDAQ: AYRO)), a company that develops automotive based products and services, from March 2017 to January 2018. Mr. Schechter earned his A.B. in Public Policy/Political Science from Duke University and his J.D. from Fordham University School of Law.

We believe Mr. Schechter’s experience as a public company director in addition to his unique skillsets gained from working with public companies for over two decades, including ten years of legal experience and fourteen years of investment banking experience, would make him a valuable addition to the Board.

Joshua N. Silverman, age 52, has served as the managing member of each of Parkfield Funding LLC, an investment management firm specializing in pharmaceutical and biotechnology companies, since 2013.  Mr. Silverman served as a Co-Founder, Principal and Managing Partner of Iroquois Capital Management, LLC, an investment advisory firm to certain privately pooled and highly active investment funds, and as Co-Chief Investment Officer of such funds, from 2003 until July 2016. From 2000 to 2003, Mr. Silverman co-founded served as Co-Chief Investment Officer of Vertical Ventures, LLC, a merchant bank. Prior to that, Mr. Silverman served as a director of Joele Frank, Wilkinson, Brimmer, Katcher LLC, a boutique consulting firm specializing in mergers and acquisitions, and as Assistant Press Secretary to the President of the United States. Mr. Silverman currently serves on the Boards of Directors of Petros Pharmaceuticals, Inc. (NASDAQ: PTPI), a men's health pharmaceutical company, since December 2020, MyMD Pharmaceuticals, Inc. (NASDAQ: MYMD) (formerly Akers Biosciences, Inc.), a clinical stage pharmaceutical company, since September 2018, Ayro, Inc. (NASDAQ: AYRO) (formerly DropCar, Inc. and WPCS International Incorporated), an electric vehicle design and manufacturing company, since August 2016, Synaptogenix, Inc. (NASDAQ: SNPX) (formerly Neurotrope, Inc. (NASDAQ: NTRP)), a clinical-stage biopharmaceutical company with a pipeline of technology to treat various neurodegenerative diseases, since August 2016, and Protagenic Therapeutics, Inc. (NASDAQ: PTIX) (formerly Atrinsic, Inc.), a biotechnology company, since February 2016. He previously served as a director of National Holdings Corporation (formerly NASDAQ: NHLD), a financial services provider, from July 2014 through August 2016, and as a director of Marker Therapeutics, Inc. (NASDAQ: MRKR) (formerly TapImmune Inc.), from August 2016 until October 2018. Mr. Silverman received his B.A. in Political Science from Lehigh University.

28

We believe Mr. Silverman’s extensive experience as an investment banker, management consultant and as a chairman and director of numerous public companies within the biotechnology and pharmaceutical industries would be extremely additive to the Board.

Kimberly Page, age 44, currently serves as Chief Operating Officer and Compliance Officer of Iroquois Capital Management, LLC, an investment advisory firm to certain privately pooled and highly active investment funds, which she joined in 2001, and as a Director of Iroquois Master Fund Ltd. In her role, Mrs. Page overseas business operations, hedge fund domestic and international regulatory compliance, preparation of monthly net asset value calculations, coordinating with fund administrator and auditors, filings with securities regulators and monitoring of fund strategies including distressed debt, multi-currency, long/short equities, arbitrage, private equity, options, and delta hedging. Prior to 2001, Mrs. Page was employed by Instinet.com (“Instinet”), a leading electronic trading exchange platform launching a competitor to E-Trade prior to Instinet’s initial public offering in 2001, reporting to the Head of Business Development. Mrs. Page received her B.S. in Marketing from the University of Massachusetts.

We believe Mrs. Page’s position as a steward of capital invested in the Company combined with her over twenty years of experience in finance, risk management, auditing, compliance, institutional operations and capital markets make her an ideal director candidate for the Board.

Jude C. Uzonwanne, age 48, served as Chief Business Officer at 54gene, Inc. (“54gene”), a clinical-stage biopharmaceutical company, from March 2021 to June 2022. Prior to his role at 54gene, Mr. Uzonwanne served as a Principal at ZS Associates, Inc. (“ZS Associates”), a consulting and professional services firm focusing on consulting, software and technology that provides services for clients in the private equity, healthcare, and technology industries, from January 2021 to March 2021. Prior to joining ZS Associates, he served as a Principal at IQVIA Holdings Inc. (“IQVIA”) (NYSE: IQV), a clinical research and health information technology company, from 2018 to 2020, where he served as the head of the firm’s US Financial Investors Consulting practice and as management consulting lead for IQVIA’s service to a top-6 global pharmaceutical company and select emerging biopharmaceutical companies. His professional experience also includes his service as Vice President (Associate Partner) at EY-Parthenon LLP, a global strategy consulting firm, from 2016 to 2018; Principal (Associate Partner) at Bain & Company, Inc., a global strategy consulting firm, from 2015 to 2016; Associate Partner at Dalberg Global Development Advisers, a strategy and policy advisory firm, in 2015; and Deputy Director, Strategy, of the Bill and Melinda Gates Foundation, from 2013 to 2015. He has also served in several senior leadership roles at Overseas Shipholding Group, Inc. (NYSE: OSG), as Assistant Vice President, Corporate Development, from 2007 to 2009, Monitor Group LLP (now Monitor Deloitte LLP), a global strategy consulting firm, from 1998 to 2011 and Nirsal Plc, a wholly owned agricultural credit insurance subsidiary of the Central Bank of Nigeria, as an advisor and founding Chief Executive Officer and Managing Director, from 2011 to 2013. Mr. Uzonwanne has served as a member of the boards of directors of MyMD Pharmaceuticals, Inc. (NASDAQ: MYMD), a clinical stage pharmaceutical company, since April 2021, and Bonita Foods Nigeria Limited, a privately held emerging market specialty food and snacks company, since August 2019. Mr. Uzonwanne earned his B.A. in Economics and Political Science from Swarthmore College.

We believe Mr. Uzonwanne’s experience as a corporate strategy and transaction services adviser in the healthcare and industrials sector, his understanding of complex commercial and mergers and acquisitions transactions, and his experience working with emerging biotech and traditional pharmaceutical clients in key global life sciences markets well qualifies him to serve on the Board.

29

The principal business address of Mr. Leo Abbe, Mr. Richard Abbe and Mrs. Page is c/o Iroquois Capital Management, LLC, 2 Overhill Road, Suite 400, Scarsdale, New York 10583. The principal business address of Mr. Friscia is 10 Kipps Court, Somers, New York 10589. The principal business address of Mr. Ryan is c/o Travecta Therapeutics, Inc., 79 Science Park Drive, Cintech IV, #06-01/08, Singapore 118264. The principal business address of Mr. Schechter is 1 Wolfs Lane, Suite 316, Pelham, New York 10803. The principal business address of Mr. Silverman is c/o Parkfield Funding LLC, 1185 Avenue of the Americas, Third Floor, New York, New York 10036. The principal business address of Mr. Uzonwanne is c/o MyMD Pharmaceuticals, Inc., 855 N Wolfe Street, Suite 701, Baltimore, Maryland 21205.

Each of the Nominees is a citizen of the United States of America. Mr. Uzonwanne is also a citizen of Nigeria.

As of the date hereof, Messrs. Leo Abbe, Friscia, Ryan and Uzonwanne do not own beneficially or of record any securities of the Company and have not entered into any transactions in securities of the Company during the past two years.

As of the date of hereof, Mr. Richard Abbe does not directly beneficially own any securities of the Company. Mr. Richard Abbe, by virtue of his position as the President of Iroquois Capital and as a managing member of ICIG, may be deemed the beneficial owner of the (i) 1,379,769 shares of Common Stock and (ii) 280,000 shares of Common Stock issuable upon the exercise of certain warrants (the “Warrants”) of the Company, which are subject to a 4.99% blocker provision, owned in the aggregate by Iroquois Master and ICIG. Mr. Richard Abbe disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein. Mr. Richard Abbe has not directly entered into any transactions in the securities of the Company during the past two years. For information regarding transactions in the securities of the Company during the past two years by Iroquois Master and ICIG, please see Schedule I.

As of the date hereof, Mrs. Page does not directly beneficially own any securities of the Company. Mrs. Page, by virtue of her position as a Director of Iroquois Master, may be deemed the beneficial owner of (i) 1,311,399 shares of Common Stock and (ii) 196,000 shares of Common Stock issuable upon the exercise of the Warrants owned by Iroquois Master. Mrs. Page disclaims beneficial ownership of such shares of Common Stock except to the extent of her pecuniary interest therein. Mrs. Page has not directly entered into any transactions in the securities of the Company during the past two years. For information regarding transactions in the securities of the Company during the past two years by Iroquois Master, please see Schedule I.

As of the date hereof, Mr. Schechter is the direct beneficial owner of 50,000 shares of Common Stock.

As of the date hereof, Mr. Silverman does not directly beneficially own any securities of the Company. Mr. Silverman, by virtue of his position as a managing member of JNS Holdings Group LLC (“JNS”), may be deemed the beneficial owner of the 50,000 shares of Common Stock directly owned by JNS.

The members of Iroquois and the Nominees are collectively referred to as the “Group” herein.

Each of the Nominees may be deemed to be a member of the Group for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the Nominees specifically disclaims beneficial ownership of shares of Common Stock that he or she does not directly own. For information regarding purchases and sales during the past two years by the Nominees and by the members of the Group of securities of the Company, see Schedule I.

30

Iroquois and the Nominees have entered into an Amended and Restated Joint Filing and Solicitation Agreement in which, among other things, (a) the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Issuer, (b) the Group agreed to solicit proxies or written consents, as the case may be, for the election of Iroquois’ nominees at the 2022 Annual Meeting (the “Annual Meeting Solicitation”) or in connection with the Consent Solicitation, (c) the Nominees (other than Leo Abbe, Richard Abbe and Mrs. Page) agreed not to undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Iroquois and (d) Iroquois agreed to bear all pre-approved expenses incurred in connection with the Annual Meeting Solicitation and Consent Solicitation.

Iroquois believes that each Nominee presently is, and if elected as a director of the Company, each of the Nominees would be, an “independent director” within the meaning of applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Iroquois acknowledges that no director of a NASDAQ listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, Iroquois acknowledges that if any Nominee is elected, the determination of such Nominee’s independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

Each of Leo Abbe, Stephen Friscia, Charles S. Ryan, Jonathan L. Schechter, Joshua N. Silverman and Jude C. Uzonwanne has granted Richard Abbe and Kimberly Page powers of attorney (the “POAs”) to execute certain SEC filings and other documents in connection with the Consent Solicitation.

Other than as stated herein, and except for compensation received by each of Leo Abbe, Richard Abbe and Kimberly Page by virtue of their respective relationships with Iroquois Master and its affiliated funds, consisting of salary, carried interest, management fees and performance fees, there are no arrangements or understandings between members of Iroquois and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Consent Statement and to serve as a director of the Company if so elected. No Nominee is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

The Election Proposal to elect the Nominees is conditioned upon the effectiveness of the Board Size Proposal. If the size of the Board is not increased pursuant to the Board Size Proposal, and there are no vacancies to fill, none of the Nominees can be elected pursuant to the Election Proposal.

If Iroquois succeeds in obtaining written consents from the Company’s stockholders for the election of seven (7) or more of the Nominees, then a change of control of the Board may be deemed to have occurred under certain of the Company’s material contracts. Based on a review of the Company’s material contracts and agreements, such a change of control may trigger certain change of control provisions or payments contained therein as described below.

Pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), a change of control occurs if, among other things, during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect certain transactions as set forth in the 2021 Plan) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof.

31

In the event that Iroquois is successful in electing seven (7) or more of the Nominees by written consent of the Company’s stockholders as discussed herein, a change of control under the 2021 Plan could be triggered. Under the 2021 Plan, upon any change of control, the Compensation Committee of the Board (the “Compensation Committee”) may, in its sole and absolute discretion, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change of control and, to the extent not exercised prior to that change of control, cancel that option or stock appreciation right upon closing of the change of control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change of control; (vi) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right (and if the fair market value does not exceed the exercise or base price of the award, cancel the award without payment of any consideration); or (vii) take such other action as the Compensation Committee determines to be appropriate under the circumstances. In the discretion of the Compensation Committee, any cash or substitute consideration payable upon cancellation of an award may be subject to vesting terms substantially identical to those that applied to the cancelled award immediately prior to the change of control, or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the change of control.

Pursuant to the Company’s Executive Compensation Agreements (the “Compensation Agreements”), entered into between the Company and its executive officers, a change of control occurs if, among other things, a majority of the members of the Company’s Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board prior to the date of such appointment or election.

In the event that Iroquois is successful in electing seven (7) or more of the Nominees by written consent of the Company’s stockholders as discussed herein, a change of control under the Compensation Agreements could be triggered, however, the change of control provisions under the Compensation Agreements are double-trigger provisions, meaning that a change of control in and of itself does not trigger any payments or benefits under the Compensation Agreements, but rather there would also need to be a qualifying termination of the affected executives or resignation for “good reason” before any additional or accelerated obligations are triggered. Specifically, under the Compensation Agreements, executive officers are entitled to change of control payments and severance benefits in the event that there is a change of control of the Company and, within two (2) years after the change of control, either the executive resigns for good reason or the executive experiences an involuntary termination of employment for reasons other than cause.

Pursuant to the Company’s Form of Director Indemnification Agreement (the “Indemnification Agreement”), a change of control occurs if, among other things, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board. In the event that Iroquois is successful in electing seven (7) or more of the Nominees by written consent of the Company’s stockholders as discussed herein, a change of control under the Indemnification Agreement could be triggered. Under the Indemnification Agreement, the Company indemnifies its directors and executive officers, and in the event of a change of control, to determine the right to an indemnification payment, such request is determined by independent counsel selected by the indemnitee and approved by the Company.

32

Iroquois has not independently verified if the copies of the agreements publicly filed by the Company with the SEC and discussed above (collectively, the “Company Agreements”) are the same as the actual executed copies of the agreements, and the analyses above are based on our review of the Company’s public SEC filings. While we are not aware of any, there may be other agreements that may be triggered by a change of control in connection with the nomination and/or election of the Nominees. The discussion of the potential impact of the nomination is based entirely upon our review of the Company Agreements. Notwithstanding the foregoing, Iroquois would expect the Board, consistent with its fiduciary duties, to take any and all action necessary to render inapplicable any change of control provision that would be triggered by the nomination and/or election of the Nominees under the Company Agreements, as necessary and to the extent applicable and permitted.

Although we have no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees are not available for election, Iroquois may designate such other nominee or nominees to be elected to the Board. In any such case, we would identify and properly designate such substitute nominees in accordance with the By-Laws and shares of Common Stock represented by the enclosed WHITE consent card will be voted for such substitute nominee(s). Each of the Nominees has agreed to be named in this Consent Statement and to serve as a director of the Company, if elected. The WHITE consent card delivered with this Consent Statement provides each stockholder with the opportunity to approve the Election Proposal in part by designating the names of any of the Nominees whom such stockholder does not want elected to the Board.

IROQUOIS URGES YOU TO CONSENT TO THE ELECTION OF ALL EIGHT OF THE NOMINEES.

33

PROPOSAL 6 – THE BY-LAW RESTORATION PROPOSAL

Iroquois is asking you to consent to the adoption of the By-Law Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to increase the size of the Board to fifteen (15) directors and elect the Nominees to fill such newly created directorships through changes to the By-Laws not filed with the SEC on or before July 1, 2022. The By-Laws permit the Board to amend the current By-Laws, or enact new By-Laws, without stockholder approval. We are concerned that the Board may use this power to enact additional restrictive By-Laws purporting to limit existing stockholders’ rights and abilities to take action in their capacity as stockholders of PharmaCyte. We are therefore asking you to repeal any modification by the Board of the By-Laws as filed with the SEC as of July 1, 2022 and to amend the By-Laws to prohibit any other modification of the By-Laws by the Board prior to the 2022 Annual Meeting. The text of the proposed amendment is set forth in Schedule III to this Consent Statement.

Iroquois is not currently aware of any specific by-law provision that would be repealed by the adoption of the By-Law Restoration Proposal. If the Board does not effect any change to the version of the By-Laws publicly available in filings by PharmaCyte with the SEC on or before July 1, 2022, the By-Law Restoration Proposal will have no effect. However, if the incumbent Board has made changes since that time, or proposes to do so prior to the 2022 Annual Meeting, the By-Law Restoration Proposal, if adopted, will restore the By-Laws to the version that was publicly available in filings by PharmaCyte with the SEC on or before July 1, 2022 (after effectuating the changes pursuant to Proposal 1 (the By-Law Repeal Proposal), Proposal 2 (the Amendment Repeal Proposal) or Proposal 4 (the Vacancy Proposal), if approved by stockholders by written consent as detailed herein), without considering the nature of any changes the incumbent Board may have adopted. As a result, the By-Law Restoration Proposal could have the effect of repealing by-law amendments which one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, the By-Law Restoration Proposal will not preclude the Board from reconsidering any repealed by-law changes following the 2022 Annual Meeting.

IROQUOIS URGES YOU TO CONSENT TO THE BY-LAW RESTORATION PROPOSAL.

34

CONSENT PROCEDURES

Section 78.320 of the NRS provides that, absent a contrary provision in a Nevada corporation’s certification of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Article IV, Section 7 of the By-Laws provides that, unless otherwise provided for under applicable law or the Charter, any action which may be taken at an annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Article V, Section 5 of the By-Laws provides that the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given. Under the Company’s governing documents and Nevada law, no prior action by the Board is necessary in connection with the Consent Solicitation and Iroquois delivered its written consent to the Proposals on July 8, 2022, so, accordingly, the Record Date for the Consent Solicitation is July 8, 2022.

While Nevada law does not set forth a deadline by which we must submit valid, unrevoked consents representing a sufficient number of shares of Common Stock to adopt the Proposals, we nevertheless intend to set [__________, __], 2022 as the goal for submission of written consents. WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. We reserve the right to submit to PharmaCyte consents at any time.

If the Proposals become effective as a result of this Consent Solicitation by less than unanimous written consent, stockholders will be notified as promptly as possible by press release of the results of the Consent Solicitation.

Appraisal/Dissenter Rights

Stockholders are not entitled to appraisal or dissenters’ rights under Nevada law in connection with the Proposals or this Consent Statement.

Revocation of Written Consents

An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective. Under the By-Laws, revocations may be made by any stockholder giving written consent, or the stockholder’s proxy holders, or a transferee of the shares of a personal representative of the stockholder or their respective proxyholders. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated WHITE consent card that is properly executed will constitute a revocation of any earlier consent. The revocation may be delivered either to Iroquois, in care of Saratoga, or to the principal executive offices of PharmaCyte. Although a revocation is effective if delivered to PharmaCyte, Iroquois requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to Iroquois, c/o Saratoga, at the address set forth on the back cover of this Consent Statement, so that Iroquois will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

35

Procedural Instructions

You may consent to any of the Proposals on the enclosed WHITE consent card by marking the “Consent” box and signing, dating and returning the WHITE consent card in the envelope provided. You may also withhold your consent with respect to any of the Proposals on the enclosed WHITE consent card by marking the “Withhold Consent” box, and signing, dating and returning the WHITE consent card in the envelope provided. You may abstain from consenting to any of the Proposals on the enclosed WHITE consent card by marking the “Abstain” box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to certain of the Proposals, you will be deemed to consent to any such Proposal.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

IROQUOIS URGES YOU TO CONSENT TO ALL OF THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this consent solicitation is being made by Iroquois. Consents may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Iroquois has entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $______, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. Iroquois has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Iroquois will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Saratoga will employ approximately __ persons to solicit PharmaCyte stockholders as part of this solicitation.

The entire expense of this consent solicitation is being borne by Iroquois. Costs of this consent solicitation are currently estimated to be approximately $______. Iroquois estimates that through the date hereof its expenses in connection with this consent solicitation are approximately $______.

The Participants (as defined below) intend to seek reimbursement from PharmaCyte of all expenses it incurs in connection with the solicitation. The Participants do not intend to submit the question of such reimbursement to a vote of security holders of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. No member of Iroquois is currently subject to Section 16(a) of the Exchange Act.

36

ADDITIONAL PARTICIPANT INFORMATION

The participants in the consent solicitation are anticipated to be Iroquois Master, Iroquois Capital, a Delaware limited liability company, Iroquois Capital Investment Group LLC, a Delaware limited liability company (“ICIG”), JNS, a New York limited liability company, and the Nominees (each a “Participant” and, collectively, the “Participants”).

The principal business of each of Iroquois Master Fund and ICIG is serving as a private investment fund. The principal business of Iroquois Capital is serving as an investment adviser that provides investment advisory services to Iroquois Master Fund. The principal business of JNS is investing in securities.

The address of the principal office of each of Iroquois Master Fund, Iroquois Capital and ICIG, is 2 Overhill Road, Suite 400, Scarsdale, New York 10583. The principal business address of JNS is 3 Pinecrest Road, Scarsdale, New York 10583.

As of the date hereof, Iroquois Master is the direct beneficial owner of (i) 1,311,399 shares of Common Stock and (ii) 196,000 shares of Common Stock issuable upon the exercise the Warrants. As of the date hereof, ICIG is the direct beneficial owner of (i) 68,370 shares of Common Stock and (ii) 84,000 shares of Common Stock issuable upon the exercise of Warrants. Iroquois Capital, as the investment manager to Iroquois Master, may be deemed the beneficial owner of the (i) 1,311,399 shares of Common Stock and (ii) 196,000 shares of Common Stock issuable upon the exercise of the Warrants directly owned by Iroquois Master.

Each Participant may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the (i) 1,479,769 shares of Common Stock and (ii) 280,000 shares of Common Stock issuable upon the exercise of the Warrants owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own.

Excluded from the Participants’ beneficial ownership are an aggregate of 280,000 shares of Common Stock issuable upon the exercise of the Warrants due to the 4.99% Blocker that precludes the holder thereof from converting such Warrants to the extent that the holder would, after such exercise, beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, in excess of 4.99% of the shares of Common Stock outstanding (the “Beneficial Ownership Limitation”).

The excluded shares of Common Stock include (i) 196,000 shares of Common Stock underlying Common Stock issuable upon the exercise of the Warrants owned by Iroquois Master and (ii) 84,000 shares of Common Stock underlying Common Stock issuable upon the exercise of the Warrants owned by ICIG. As such, the beneficial ownership information set forth elsewhere in this Consent Statement excludes an aggregate of 280,000 shares of Common Stock issuable upon the exercise of the Warrants due to the Beneficial Ownership Limitation. The Participants may choose to convert or exercise, as applicable, the Warrants, in other amounts among the Participants, while continuing to comply with the Beneficial Ownership Limitation.

Each Participant is a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 1,479,769 shares of Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock he, she or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by the Participants, see Schedule I.

37

The shares of Common Stock purchased by each of Iroquois Master, ICIG and JNS were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business), except as otherwise noted, as set forth in Schedule I. The shares of Common Stock purchased by Mr. Schechter were purchased with personal funds in the open market.

Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise, in any of the Proposals to be acted on in this solicitation.

There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

STOCKHOLDER PROPOSALS

We believe proposals of stockholders intended to be presented at the 2022 Annual Meeting must, in order to be included in the Company’s proxy statement and the form of proxy for the 2022 Annual Meeting, have been received by the Company no later than January 21, 2022, which is the date that is one hundred twenty (120) days prior to the anniversary date of the mailing of the Company’s proxy statement with respect to the preceding annual meeting pursuant to Rule 14a-8 under the Exchange Act.

The Company has stated that stockholders seeking to bring business before the 2022 Annual Meeting or to nominate candidates for election as directors at the 2022 Annual Meeting must have delivered such proposals or nominations to the principal executive offices of the Company not later than June 24, 2022, which the Company has stated that it believes is a reasonable time before it expects to begin to print and send its proxy materials for the 2022 Annual Meeting.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2022 Annual Meeting is based on information provided by the Company in its public filings with the SEC. The incorporation of this information in this Consent Statement should not be construed as an admission by Iroquois that such procedures are legal, valid or binding.

38

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the “Consent,” “Withhold Consent” or “Abstain” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “WITHHOLD CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE ELECTION PROPOSAL PROVIDES ON THE CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Saratoga at the address below, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed. If you have any questions or require any assistance in executing your consent, please call Saratoga at the numbers listed below.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of Iroquois’ consent materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

39

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS CONSENT STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN A CONSENT REVOCATION STATEMENT TO BE FILED BY THE COMPANY RELATING TO THE PROPOSALS DESCRIBED HEREIN BASED ON RELIANCE ON RULE 14A-5(C). THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Consent Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information. Although Iroquois does not have any information that would indicate that any information contained in this Consent Statement that has been taken from such documents is inaccurate or incomplete, Iroquois does not take any responsibility for the accuracy or completeness of such information.

IROQUOIS MASTER FUND LTD.

__________, 2022

40

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY DURING THE PAST TWO YEARS

Nature of the Transaction	Securities Purchased/(Sold)	Date of Purchase/Sale

IROQUOIS MASTER FUND LTD.

Purchase of Common Stock Warrants	70,000[1]	08/09/2021
Purchase of Common Stock	70,000	08/10/2021
Sale of Common Stock	(17,500)	08/10/2021
Sale of Common Stock	(52,500)	08/13/2021
Purchase of Common Stock through Exercise of Common Stock Warrants	49,000	08/18/2021
Sale of Common Stock	(49,000)	08/18/2021
Purchase of Series A Warrants	175,000[2]	08/19/2021
Purchase of Common Stock	350,000	08/19/2021
Sale of Common Stock	(350,000)	08/19/2021
Purchase of Common Stock	27,200	08/20/2021
Purchase of Common Stock	21,500	08/23/2021
Purchase of Common Stock	25,000	08/23/2021
Purchase of Common Stock	19,100	08/26/2021
Purchase of Common Stock	66,997	08/27/2021
Purchase of Common Stock	65,852	08/31/2021
Purchase of Common Stock	15,000	08/31/2021
Purchase of Common Stock	10,700	09/01/2021
Purchase of Common Stock	3,200	09/02/2021
Purchase of Common Stock	2,500	09/07/2021
Purchase of Common Stock	1,000	09/08/2021
Purchase of Common Stock	40,600	09/09/2021
Sale of Common Stock	(87,800)	09/09/2021
Purchase of Common Stock	13,400	09/10/2021
Sale of Common Stock	(3,000)	09/10/2021
Purchase of Common Stock	20,000	09/13/2021
Purchase of Common Stock	17,500	09/14/2021
Purchase of Common Stock	10,000	09/14/2021
Purchase of Common Stock	36,354	09/15/2021
Purchase of Common Stock	25,000	09/15/2021
Purchase of Common Stock	30,800	09/17/2021
Purchase of Common Stock	17,114	09/17/2021
Purchase of Common Stock	13,400	09/20/2021
Purchase of Common Stock	25,000	09/20/2021
Purchase of Common Stock	10,500	09/21/2021
Sale of Common Stock	(17,883)	09/21/2021
Purchase of Common Stock	30,000	09/22/2021
Purchase of Common Stock	8,200	09/23/2021
Purchase of Common Stock	25,000	09/23/2021
Purchase of Common Stock	8,500	09/24/2021
Purchase of Common Stock	29,700	09/27/2021
Purchase of Common Stock	10,900	09/28/2021
Purchase of Common Stock	1,000	09/29/2021
Purchase of Common Stock	10,000	09/29/2021
Purchase of Common Stock	50,000	09/30/2021
Purchase of Common Stock	65,000	09/30/2021
Purchase of Common Stock	17,900	10/01/2021
Purchase of Common Stock	12,700	10/04/2021
Purchase of Common Stock	10,000	10/05/2021
Purchase of Common Stock	15,400	10/07/2021
Purchase of Common Stock	10,700	10/11/2021
Purchase of Common Stock	11,713	10/12/2021
Purchase of Common Stock	7,429	10/13/2021
Purchase of Common Stock	11,300	10/14/2021
Purchase of Common Stock	1,200	10/15/2021
Purchase of Common Stock	2,800	10/18/2021
Purchase of Common Stock	1,200	10/20/2021
Purchase of Common Stock	74,900	10/22/2021
Purchase of Common Stock	34,000	10/22/2021
Purchase of Common Stock	20,500	10/25/2021
Purchase of Common Stock	31,400	10/26/2021
Purchase of Common Stock	69,800	10/27/2021
Purchase of Common Stock	1,100	10/28/2021
Purchase of Common Stock	1,200	10/29/2021
Purchase of Common Stock	3,400	11/01/2021
Purchase of Common Stock	4,000	11/02/2021
Purchase of Common Stock	13,000	11/03/2021
Purchase of Common Stock	9,000	11/04/2021
Purchase of Common Stock	4,000	11/18/2021
Purchase of Common Stock	2,369	11/19/2021
Sale of Common Stock	(2,000)	11/19/2021
Purchase of Common Stock	600	11/22/2021
Purchase of Common Stock	1,300	11/23/2021
Purchase of Common Stock	29,020	11/24/2021
Sale of Common Stock	(9,200)	11/24/2021
Purchase of Common Stock	500	11/29/2021
Purchase of Common Stock	12,400	11/30/2021
Purchase of Common Stock	1,000	12/03/2021
Purchase of Common Stock	300	12/08/2021
Purchase of Common Stock	6,200	12/31/2021
Sale of Common Stock	(32,500)	01/03/2022
Purchase of Common Stock	4,800	01/04/2022
Sale of Common Stock	(5,000)	01/04/2022
Purchase of Common Stock	1,000	01/24/2022
Sale of Common Stock	(5,000)	02/28/2022
Sale of Common Stock	(5,000)	03/01/2022
Sale of Common Stock	(7,500)	03/02/2022
Sale of Common Stock	(5,000)	03/03/2022
Purchase of Common Stock	14	03/08/2022
Sale of Common Stock	(14)	03/08/2022
Purchase of Common Stock	3,500	03/21/2022
Purchase of Common Stock	2,000	03/22/2022
Purchase of Common Stock	126,313	04/19/2022
Sale of Common Stock	(124,200)	04/19/2022
Purchase of Common Stock	5,000	04/20/2022
Purchase of Common Stock	3,190	04/22/2022
Sale of Common Stock	(4,190)	04/22/2022
Purchase of Common Stock	8,300	04/27/2022
Purchase of Common Stock	2,000	04/28/2022
Purchase of Common Stock	7,100	04/29/2022
Purchase of Common Stock	9,000	05/03/2022
Purchase of Common Stock	11,500	05/04/2022
Purchase of Common Stock	2,500	05/05/2022
Purchase of Common Stock	4,400	05/06/2022
Purchase of Common Stock	5,600	05/09/2022
Purchase of Common Stock	31,200	05/10/2022
Purchase of Common Stock	29,600	05/11/2022
Purchase of Common Stock	500	05/13/2022
Purchase of Common Stock	7,600	05/16/2022
Purchase of Common Stock	300	05/17/2022
Purchase of Common Stock	1,500	06/01/2022
Purchase of Common Stock	1,800	06/02/2022
Purchase of Common Stock	441	06/13/2022
Purchase of Common Stock	18,255	06/15/2022
Purchase of Common Stock	3,100	06/16/2022
Purchase of Common Stock	23,947	06/17/2022
Purchase of Common Stock	5,900	06/21/2022
Purchase of Common Stock	6,900	06/24/2022
Purchase of Common Stock	15,000	06/27/2022
Purchase of Common Stock	3,522	06/28/2022
Purchase of Common Stock	7,600	06/29/2022
Purchase of Common Stock	13,300	06/30/2022
Purchase of Common Stock	2,000	07/01/2022
Purchase of Common Stock	55,759	07/07/2022
Purchase of Common Stock	11,597	07/08/2022
Purchase of Common Stock	1,500	07/11/2022
Purchase of Common Stock	800	07/12/2022

1 Represents shares of Common Stock underlying Warrants purchased in a private placement from the Company.

I-1

IROQUOIS CAPITAL INVESTMENT GROUP LLC

Purchase of Common Stock Warrants	30,000[2]	08/09/2021
Purchase of Common Stock	30,000	08/10/2021
Sale of Common Stock	(7,500)	08/10/2021
Sale of Common Stock	(22,500)	08/13/2021
Purchase of Common Stock through Exercise of Common Stock Warrants	21,000	08/18/2021
Sale of Common Stock	(21,000)	08/18/2021
Purchase of Series A Warrants	75,000[3]	08/19/2021
Purchase of Common Stock	150,000	08/19/2021
Sale of Common Stock	(150,000)	08/19/2021
Purchase of Common Stock	38,370	10/08/2021
Purchase of Common Stock	30,000	10/27/2021

JONATHAN L. SCHECHTER

Purchase of Common Stock	10,000	06/27/2022
Purchase of Common Stock	10,000	06/28/2022
Purchase of Common Stock	10,000	06/29/2022
Purchase of Common Stock	10,000	07/01/2022
Purchase of Common Stock	10,000	07/05/2022

JNS HOLDINGS GROUP LLC

Purchase of Common Stock	10,000	06/27/2022
Purchase of Common Stock	10,000	06/28/2022
Purchase of Common Stock	10,000	06/29/2022
Purchase of Common Stock	10,000	06/30/2022
Purchase of Common Stock	10,000	07/01/2022

2 Represents shares of Common Stock underlying Warrants purchased in a private placement from the Company.

I-2

SCHEDULE II

The following is reprinted from the Company’s [____] filed with the Securities and Exchange Commission on [_____].

II-1

SCHEDULE III

PROPOSED AMENDMENTS TO THE BY-LAWS, AS AMENDED, OF PHARMACYTE BIOTECH, INC.

1.	Proposed repeal of Article IV, Section 6 of PharmaCyte Biotech, Inc.’s By-Laws, as amended (the “By-Laws”).

Article IV, Section 6 of the By-Laws of the Company is amended by deleting the section in its entirety and replacing it with the following:

Section 6. SHAREHOLDERS ACTING WITHOUT A MEETING - DIRECTORS. Repealed.

2.	Proposed amendment to Article II, Section 5 of the By-Laws.

Article II, Section 5 of the By-Laws of the Company is amended by deleting the section in its entirety and replacing it with the following:

Section 5. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director or by an increase in the size of the Board of Directors by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

3.	Proposed amendment to Article VIII, Section 2 of the By-Laws.

Article VIII, Section 2 of the By-Laws of the Company is amended by deleting the section in its entirety and replacing it with the following:

Section 2. POWERS OF DIRECTORS. Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, and the limitations, if any, under law, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By- Law or amendment thereof changing the authorized number of Directors; provided, however, that prior to the 2022 annual meeting of stockholders, the Board of Directors may not modify the By- Laws existing as of July 1, 2022, whether by adding to, repealing or amending any such By-Laws.

III-1

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JULY 26, 2022

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF PHARMACYTE BIOTECH, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY IROQUOIS MASTER FUND LTD., AND THE OTHER PARTICIPANTS NAMED IN ITS CONSENT SOLICITATION (COLLECTIVELY, “IROQUOIS”)

C   O   N   S   E   N   T

Unless otherwise indicated below, the undersigned, a stockholder of record of PharmaCyte Biotech, Inc. (the “Company”) on July 8, 2022 (the “Record Date”), hereby consents pursuant to Section 78.320 and Article IV, Section 7 of the Company’s By-Laws, as amended (the “By-Laws”), with respect to all shares of the Company’s common stock, $0.0001 par value per share (the “Shares”) held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. IROQUOIS RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1-6.

1.	Repeal of Article IV, Section 6 of the Company’s By-Laws, as amended (the “By-Laws”) to clarify, for the avoidance of doubt, the ability of stockholders of the Company to take any action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted, as set forth in Article IV, Section 7 of the By-Laws.
☐	☐	☐
Consent	Withhold Consent	Abstain

2.	Repeal of Amendment No. One to the By-Laws that was adopted by the Board on September 19, 2014 and filed with the Securities and Exchange Commission on the Company’s Current Report on Form 8-K as Exhibit 3.1 thereto on September 25, 2014.

☐	☐	☐
Consent	Withhold Consent	Abstain

3.	Increase the size of the Board of Directors by eight (8) directors to fifteen (15) directors in total pursuant to Article II, Section 3 of the By-Laws.

☐	☐	☐
Consent	Withhold Consent	Abstain

4.	Amend Article II, Section 5 of the By-Laws to provide stockholders exclusive ability to fill vacancies resulting from an increase in the size of the Board.

☐	☐	☐
Consent	Withhold Consent	Abstain

5.	Elect Leo Abbe, Richard Abbe, Stephen Friscia, Kimberly Page, Charles S. Ryan, Jonathan L. Schechter, Joshua N. Silverman and Jude C. Uzonwanne to serve as directors of the Company.

☐	☐	☐
Consent	Withhold Consent	Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED IN PROPOSAL 5, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL 5, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE SPACE PROVIDED BELOW.

6.	Amend Article VIII, Section 2 of the By-Laws to repeal any provision of the By-Laws adopted by the Board in effect at the time this proposal becomes effective that was not included in the By- Laws as of July 1, 2022 and prohibit the Board from further amending the By-Laws prior to the 2022 annual meeting of stockholders.
☐	☐	☐
Consent	Withhold Consent	Abstain

Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 6 are not subject to, or conditioned upon, the effectiveness of the other Proposals. The effectiveness of Proposal 5 is conditioned upon the effectiveness of Proposal 1, Proposal 2, Proposal 3 and Proposal 4. If the size of the Board is not increased, and there are no vacancies to fill, the Nominees cannot be elected pursuant to Proposal 5.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO STOCKHOLDERS:

Please sign exactly as name appears hereon. If the Shares are held by joint tenants or as community property, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS SOLICITATION IS BEING MADE BY IROQUOIS AND NOT ON BEHALF OF THE

COMPANY. PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE

POSTAGE-PAID ENVELOPE ENCLOSED.